Exhibit 10.27

FIRST AMENDMENT

TO THE

ESCO CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

The ESCO Corporation Employee Stock Ownership Plan (the “Plan”), as amended and restated effective June 1, 2011, is amended, effective June 1, 2011, pursuant to Section 12.1 of the Plan, as follows:

1.                                       Section 1.18 Eligible Employee is amended by replacing clause (f) thereunder, in its entirety, with the following:

(f)                                    non-resident aliens, as defined in Section 7701(b)(1)(B) of the Internal Revenue Code of 1986, as amended and determined without regard to any U.S. income tax treaty.

IN WITNESS WHEREOF, ESCO Corporation has caused this First Amendment to be executed on this 27th day of June, 2011.

ESCO Corporation

/s/ NICK BLAUWIEKEL
Nick Blauwiekel
Vice President – Human Resources